UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011
___________

CENTRAL VIRGINIA BANKSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	000-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)
2036 New Dorset Road, P. O. Box 39 Powhatan, Virginia (Address of Principal Executive Offices)	23139 (Zip Code)

Registrant’s telephone number, including area code:  (804) 403-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2011, Central Virginia Bankshares, Inc. (the “Company”) appointed Mr. Robert B. Eastep, age 46, as Senior Vice President and Chief Financial Officer of the Company, effective immediately.  Mr. Eastep has served as the Company’s Vice President and Chief Accounting Officer since May of 2010.  A copy of the press release announcing his appointment as Senior Vice President and Chief Financial Officer is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

In connection with the foregoing, Mr. Eastep’s salary will increase to $143,000 from his initial salary base of $125,000.  In addition, he will receive a grant of 10,000 shares of restricted stock pursuant to the Company’s 2006 Stock Incentive Plan.

Charles F. Catlett, III, the current Senior Vice President and Chief Financial Officer of the Company, will transition to Senior Vice President and Director of Personal Investment Sales of the Company, effective April 4, 2011.

Item 9.01               Financial Statements and Exhibits.

            (d)               Exhibits.

Exhibit No.                      Description

99.1                                Press Release dated March 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.
(Registrant)

Date: March 23, 2011	By:	/s/Herbert E. Marth, Jr.
Herbert E. Marth, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit                                Description

99.1                                  Press Release dated March 21, 2011